NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET
                            BOULDER, COLORADO 80302
                           Telephone: (303) 449-2100
                           Facsimile: (303) 449-1045

                                 July 28, 2000


XML - Global Technologies, Inc.
1818 Cornwall Avenue
Suite 9
Vancouver, British Columbia  V6J 1C7
Canada

     Re:  S.E.C. Registration Statement on Form SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by XML - Global Technologies, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 24,335,000 shares of its Common Stock, $.001 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,



                              Clifford L. Neuman

CLN:nn